Exhibit 1.1
3,500,000 Shares
AQUA AMERICA, INC.
Common Stock
($.50 Par Value)
UNDERWRITING AGREEMENT
August 10, 2006
UBS Securities LLC
A.G. Edwards & Sons, Inc.
Janney Montgomery Scott LLC

c/o	UBS Securities LLC
299 Park Avenue
New York, NY 10171-0026
Ladies and Gentlemen:
     Aqua America, Inc., a Pennsylvania corporation (the “Company”), proposes to sell to the underwriters (the “Underwriters”) named in Schedule I-A hereto, for whom UBS Securities LLC is acting as Representative (the “Representative”), acting severally and not jointly, an aggregate of 500,000 shares of the Company’s common stock, $.50 par value (the “Primary Firm Securities”). The respective amounts of Primary Firm Securities to be so purchased by the several Underwriters, acting severally and not jointly, are set forth opposite their names in Schedule I-A hereto under the heading “Number of Primary Firm Securities to Be Purchased.” In addition, the Company and UBS Securities LLC, in its capacity as agent for the Forward Counterparty (as defined below) (the “Forward Seller”), at the request of the Company in connection with the Forward Agreement (as defined below) attached hereto as Exhibit A, confirm their respective agreements with the Representative and each of the other Underwriters with respect to (a) the sale by the Forward Seller, and purchase by the Underwriters, acting severally and not jointly, of (i) the respective numbers of Securities (as defined below) set forth in Schedules I-A and I-B under the headings “Number of Borrowed Firm Securities to Be Purchased” and “Number of Borrowed Firm Securities to Be Sold,” as the case may be (subject to reduction for any Securities issued and sold by the Company pursuant to Section 10(a) hereof) (the “Borrowed Firm Securities”) and (ii) all or any part of the respective numbers of Securities set forth in Schedules I-A and I-B under the headings “Number of Borrowed Optional Securities to Be Purchased” and “Number of Borrowed Optional Securities to Be Sold,” as the case may be (subject to reduction for any Securities issued and sold by the Company pursuant to Section 10(b) hereof) (the “Borrowed Optional Securities” and, collectively with the Borrowed Firm Securities, the “Borrowed Securities”) as provided in Section 3(e) hereof, (b) the purchase by the Underwriters of (i) any Securities issued and sold by the Company pursuant to Section 10(a) hereof (the “Standby Firm Securities” and, collectively with the Primary Firm Securities and the Borrowed Firm Securities, the “Firm Securities”) and (ii) any Securities issued and sold by the Company pursuant to Section 10(b) hereof (the “Standby Optional Securities” and, collectively with the Borrowed Optional Securities, the “Optional Securities”) and (c) the grant by the Forward Seller and the Company, as the case may be, to the Underwriters of the option described in Section 3(c) and Section 3(e) hereof to purchase all or any part of the Borrowed Optional Securities (in the case of the option granted by the Forward Seller) and the Standby Optional Securities (in the case of the option granted by the Company), if any, to cover over-allotments, if any. As used herein, “Securities” means shares of common stock of the Company, par value $0.50 per share; “Offered Securities” means, collectively, the Firm Securities and the Optional Securities; “Company Securities” means, collectively, the Primary Firm Securities, any Standby Firm Securities and any Standby Optional Securities; and “Forward Agreement” means the letter agreement, relating to the forward sale by the Company, subject to the Company’s right to elect net share settlement or cash settlement of such agreement, of a number of Securities equal to the number of Securities to be borrowed and sold by the Forward Seller pursuant to this Agreement, dated the date hereof and entered into by and between the Company and UBS AG, London Branch (the “Forward Counterparty”).
     As Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase (i) the number of Primary Firm Securities set forth opposite their respective names in Schedule I-A, (ii) the number of Borrowed Firm Securities set forth opposite their respective names in Schedule I-A, plus their pro rata portion of the Borrowed Optional Securities if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters and (iii) any Standby Firm Securities and Standby Optional Securities.
     The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations (the “Rules and Regulations”) thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-130400) under the Act (the “registration statement”). Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act. Such registration statement, as so amended, has become effective under the Act. The term “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s most recent effectiveness (including pursuant to Rule 430B(f)(2)) at or prior to the time of execution hereof for purposes of liability under Section 11 of the Act of the original Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein as of the Effective Time and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time. The term “Pre-Pricing Prospectus,” as used herein, means the preliminary prospectus supplement dated as of August 4, 2006 together with the Base Prospectus, as it may be amended or supplemented by the Company. The term “Base Prospectus,” as used herein, means the base prospectus dated as of December 16, 2005, included in the Registration Statement in the form in which it has been most recently filed with the Commission at or prior to the time of the execution hereof.
     The term “Prospectus Supplement,” as used herein, means the final prospectus supplement, specifically relating to the Offered Securities, in the form first filed with the Commission pursuant to Rule 424 under the Act after the date and time this Agreement is executed and delivered by the parties hereto.
     The term “Prospectus,” as used herein, means the Base Prospectus as amended or supplemented by the Company prior to the filing of the Prospectus Supplement together with the Prospectus Supplement.
     The term “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule II attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Offered Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, a “Road Show”). The term “Disclosure Package,” as used herein, means the Pre-Pricing Prospectus and the Permitted Free Writing Prospectuses, if any, all considered together with the public offering price of the Offered Securities as set forth on the cover page of the Prospectus.
     Any reference herein to the registration statement, the Registration Statement, the Base Prospectus, the Pre-Pricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) after the Effective Time of the Registration

Statement, or the date of such Base Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference (the “Incorporated Documents”).
     As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.
     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:
     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters, the Forward Seller and the Forward Counterparty that:
     (a) The Registration Statement has been filed with the Commission and has become effective under the Act; no stop order of the Commission preventing or suspending the use of the Base Prospectus, the Pre-Pricing Prospectus or the Prospectus Supplement, or the effectiveness of the Registration Statement, has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge after due inquiry, are contemplated by the Commission.
     (b) (i) The Registration Statement complied when it first became effective, complies as of the Effective Time and, as amended or supplemented, at the initial time of purchase of the Firm Securities by the Underwriters, and each time of purchase of the Optional Securities by the Underwriters, if any, will comply, in all material respects, with the requirements of the Act; (ii) the conditions to the use of Form S-3 in connection with the offering and sale of the Offered Securities as contemplated hereby have been satisfied; (iii) the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act), and, as of the most recent determination date determined pursuant to paragraph (2) of the definition of “well-known seasoned issuer” included in Rule 405 under the Act, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act; (iv) the Registration Statement meets, and the offering and sale of the Offered Securities as contemplated hereby complies with, the requirements of Rule 415(a)(1)(x) under the Act; (v) the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (vi) the Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; (vii) the Pre-Pricing Prospectus, on the date such Pre-Pricing Prospectus was filed with the Commission, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (viii) the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, and as amended or supplemented, at the initial time of purchase of the Firm Securities by the Underwriters, and as amended or supplemented, at each time of purchase of the Optional Securities by the Underwriters, if any, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and at each of such times, the Prospectus, as so amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ix) no Permitted Free Writing Prospectus, at the time of its filing, conflicted with the information contained in the registration statement on file at such time; (x) the Disclosure Package as of the time of execution of this Agreement does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus; (xi) each Incorporated Document, at the time such document was filed with the Commission, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Securities contemplated by this Agreement, in each case other than the Pre-Pricing Prospectus and the Permitted Free Writing

Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with the applicable provisions of Rule 163 or with the applicable provisions of Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is first used after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), such Permitted Free Writing Prospectus was deemed to be a prospectus permitted under Section 10(b) of the Act for purposes of Section 5(b)(1) of the Act; one or more of the conditions for use of a free writing prospectus set forth in subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and, pursuant to Rule 430B, the registration statement relating to the offering of the Offered Securities contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, meets the requirements of Section 10 of the Act for the purpose of Section 5(b)(1) thereof; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Offered Securities, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date set forth in Rule 164(h) under the Act with respect to the offering of the Offered Securities contemplated by the Registration Statement.
     (d) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own or lease its properties and conduct its business as described in the Pre-Pricing Prospectus and the Prospectus. Each of the significant subsidiaries of the Company as listed on Schedule III (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Pre-Pricing Prospectus and the Prospectus. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the earnings, business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding, other than those described in the Pre-Pricing Prospectus and the Prospectus.
     (e) The outstanding Securities have been duly authorized and validly issued and are fully paid and non-assessable; the Offered Securities (including any Securities to be purchased pursuant to Section 10(a) or Section 10(b) hereof) and any Securities to be purchased by the Forward Counterparty pursuant to the Forward Agreement (whether pursuant to physical settlement, net share settlement, as a result of acceleration or otherwise) have been duly authorized and, if applicable, reserved for issuance and when issued and paid for as contemplated herein or therein will be validly issued, fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any of the Offered Securities or the issue and sale thereof, other than those described in the Registration Statement or described in any document incorporated by reference therein. Neither the filing of the Registration Statement nor the offering or sale of the Offered Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Securities.
     (f) The Offered Securities conform in all material respects to the description thereof contained in or incorporated by reference in the Registration Statement, the Prospectus and the Pre-Pricing Prospectus.
     (g) The consolidated financial statements of the Company and its subsidiaries, together with related notes and schedules as set forth in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, in all material respects, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

     (h) PricewaterhouseCoopers LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, are an independent registered public accounting firm with respect to the Company within the meaning of the Act, the Rules and Regulations and the applicable rules and regulations of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
     (i) There are no legal or governmental proceedings pending to which the Company or the Subsidiaries is a party or of which any property of the Company or the Subsidiaries is the subject that are required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus that are not so disclosed as required; and to the Company’s knowledge, no such proceedings are threatened or contemplated.
     (j) Each of the Company and the Subsidiaries has good and marketable title to all of their respective properties and assets reflected in the consolidated financial statements hereinabove described except where the failure to have such title would not have a Material Adverse Effect, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus or which are not material in amount. Each of the Company and the Subsidiaries occupies its leased properties under valid and existing leases, with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company.
     (k) Each of the Company and the Subsidiaries has filed all material Federal, State, local and foreign tax returns, or has filed for extensions of the due dates for such returns, which have been required to be filed and paid all taxes indicated by such returns and all assessments received by it or any of them to the extent that such taxes have become due, or has received timely extensions thereof, other than any taxes which the Company or any Subsidiary is contesting in good faith. The Company does not know of any actual or proposed additional material tax assessments.
     (l) Since the respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been any material adverse change, or any development that has a reasonable possibility of resulting in a prospective material adverse change, in the earnings, business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Pre-Pricing Prospectus and the Prospectus, as either may be amended or supplemented. Neither the Company nor either of the Subsidiaries has any material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement.
     (m) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its Charter or By-Laws, or (ii) under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Material Adverse Effect. The execution and delivery of this Agreement and the Forward Agreement and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (I) any material indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, (II) the Charter or By-Laws of the Company or (III) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except with respect to (I) and (III) above where such breach or default would not, individually or in the aggregate, have a Material Adverse Effect and could not reasonably be expected to give rise to any liability for any Underwriter.
     (n) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the Forward Agreement, have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement and the Forward Agreement have been duly executed and delivered by the Company.
     (o) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the Forward Agreement and the consummation of the transactions herein and therein contemplated, including the issuance and sale by the Company of the Company Securities (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the “NASD”) or such additional steps as may be necessary to qualify the Offered Securities for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.
     (p) Each of the Company and the Subsidiaries holds, has obtained or meets the requirements for all material licenses, certificates and permits, consents, orders, approvals and other authorizations from governmental authorities which are necessary to the conduct of their businesses and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where the lack thereof would not have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any actual written notice of any proceeding relating to revocation or modification of any such material license, permit, certificate, consent, order, approval or other authorization that would materially interfere with its ownership or lease, as the case may be, or the operation of its properties or the carrying on of its business as conducted on the date hereof, except as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus or as would not have a Material Adverse Effect; and each of the Company and its subsidiaries is in material compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where such noncompliance would not have a Material Adverse Effect.
     (q) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.
     (r) Neither the Company nor any Subsidiary is or, after giving effect to the transactions contemplated by this Agreement and the Forward Agreement and the application of the net proceeds, if any, from the sale of Securities hereunder (in the case of the Company Securities) and under the Forward Agreement, as the case may be, as described in the Prospectus, will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of such terms under the

Investment Company Act of 1940 (as amended, the “1940 Act”), and the rules and regulations of the Commission thereunder.
     (s) The Company maintains a system of internal accounting controls with respect to itself and its consolidated subsidiaries sufficient to provide reasonable assurances that in all material respects: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (t) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks relative to the conduct of their respective businesses as currently conducted and the value of their respective properties and as is reasonable and customary for companies engaged in similar businesses, except where the failure to carry or be covered by such insurance would not have a Material Adverse Effect.
     (u) There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries which are likely to have a Material Adverse Effect.
     (v) Except as described in the Pre-Pricing Prospectus or the Prospectus, the Company and each of its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received or meet the requirements for all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. Except as described in the Pre-Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries under any Environmental Law which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (w) In the ordinary course of its business, the Company reviews the effect of Environmental Laws on the business, operations and properties of the Company and each of its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). Except as described in the Pre-Pricing Prospectus and the Prospectus, on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.
     (x) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the period in which reports under the Exchange Act are being prepared, and based on management’s most recent evaluation of such disclosure controls and procedures as described in the Company’s Form 10-Q for the period ended June 30, 2006, such disclosure controls and procedures are functioning effectively to provide reasonable assurance that the information required to be disclosed by the Company in reports filed under the Exchange Act is (i) recorded, processed, summarized and reported within the time period specified in the Commission’s rules and forms and (ii) accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding disclosure; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company has disclosed any change in internal control over financial reporting that occurred during the Company’s most recent fiscal quarter that has materially affected or is reasonably likely to materially affect the Company’s internal control over financial reporting.
     (y) The Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.
     2. REPRESENTATIONS AND WARRANTIES OF THE FORWARD SELLER. The Forward Seller represents and warrants to, and agrees with, the several Underwriters that:
     (a) This Agreement has been duly authorized, executed and delivered by the Forward Seller and, at the First Closing Date and at each Optional Closing Date (as such terms are defined in Section 3), such Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Securities.
     (b) The Forward Seller will, at each Closing Date, have the free and unqualified right to transfer the Borrowed Securities to be sold by the Forward Seller hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Securities and payment of the purchase price as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer to the Borrowed Securities purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.
     3. PURCHASE, SALE AND DELIVERY OF THE OFFERED SECURITIES.
     (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the price per share set forth in Schedule IV attached hereto, the number of Primary Firm Securities set forth opposite the name of such Underwriter in Schedule I-A attached hereto under the heading “Number of Primary Firm Securities to Be Purchased,” subject to adjustments in accordance with Section 11 hereof and subject, in each case, to adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Securities. In addition, on the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Forward Seller agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Forward Seller (or from the Company to the extent of any Standby Firm Securities), at the price per share set forth in Schedule IV attached hereto, the number of Securities set forth opposite the name of such Underwriter in Schedule I-A attached hereto under the heading “Number of Borrowed Firm Securities to Be Purchased,” subject to adjustments in accordance with Section 11 hereof and subject, in each case, to adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Securities.
     (b) If all of the conditions to effectiveness set forth in Section 3 of the Forward Agreement are not satisfied on or prior to the First Closing Date, the Forward Seller, in its sole judgment, may choose not to borrow and deliver for sale the number of Securities set forth in Schedule I-B opposite its name under the heading “Number of Borrowed Firm Securities to Be Sold.” In addition, in the event that, in the commercially reasonable judgment of the Forward Seller, it is unable to borrow and deliver for sale under this Agreement all of the Borrowed Firm Securities set forth in Schedule I-B opposite its name or if, in such Forward Seller’s commercially reasonable judgment, borrowing such Borrowed Firm Securities would entail a stock loan cost in excess of a rate equal to 100 basis points per annum, then such Forward Seller shall only be required to deliver for sale the aggregate number of Securities that such Forward Seller is able to so borrow at or below such cost.
     If, pursuant to the paragraph above, the Forward Seller does not borrow and deliver for sale some or all of the Borrowed Firm Securities, the Forward Seller will use its best efforts to notify the Company no later than 5:00 P.M. New York City time on the first business day immediately preceding the First Closing Date and the Company agrees to issue and sell to the Underwriters pursuant to Section 10(a) hereof the number of Securities that the Forward Seller does not so borrow and deliver for sale at the price per share set forth in Schedule IV attached hereto on the First Closing Date.
     (c) Unless (i) the representations and warranties of the Company contained in Section 1 hereof, and any certificate delivered pursuant thereto by the Company, are true and correct as of any Optional Closing Date, (ii) the Company has performed all of the obligations required to be performed by it under this Agreement on or prior to any Optional Closing Date and (iii) the conditions set forth in Section 7 hereof have been satisfied (clauses (i) through (iii), collectively, the “Option Conditions”), then the Forward Seller, in its sole judgment, may choose not to borrow and deliver for sale some or all of the Borrowed Optional Securities as set forth in Section 3(e) and Section 3(f). In addition, in the event that, in the commercially reasonable judgment of the Forward Seller, it is unable to borrow and deliver for sale under this Agreement all of the Borrowed Optional Securities (not in excess of the number of Securities set forth in Schedule I-B opposite the Forward Seller’s name) or if, in such Forward Seller’s commercially reasonable judgment, borrowing such Borrowed Optional Securities would entail a stock loan cost in excess of a rate equal to 100 basis points per annum, then such Forward Seller shall only be required to deliver for sale the aggregate number of Securities that such Forward Seller is able to so borrow at or below such cost.
     If, pursuant to the paragraph above, the Forward Seller does not borrow and deliver for sale some or all of the Borrowed Optional Securities, the Forward Seller will use its best efforts to notify the Company no later than 5:00 P.M. New York City time on the first business day immediately preceding the Optional Closing Date and the Company agrees to issue and sell to the Underwriters pursuant to Section 10(b) hereof the number of Securities that the Forward Seller does not so borrow and deliver for sale at the price per share set forth in Schedule IV attached hereto on the relevant Optional Closing Date.
     (d) The Company will deliver the Primary Firm Securities and any Standby Firm Securities issued and sold by the Company to the Underwriters pursuant to Section 10(a), and the Forward Seller will deliver, subject to paragraph (b) of this Section, the Borrowed Firm Securities, in each case, to the Representative for the accounts of such Underwriters, through the facilities of The Depository Trust Company (“DTC”) against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank designated by the Company (in the case of the Primary Firm Securities and any Standby Firm Securities issued and sold by the Company to the Underwriters pursuant to Section 10(a) hereof) or the Forward Seller (in the case of any Borrowed Firm Securities) at the office of Davis Polk & Wardwell, at 10 A.M., New York City time, on August 16, 2006, or at such other time not later than five business days thereafter as you, the Company and the Forward Seller shall agree upon, such time and date being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering.

     (e) In addition, on the basis of the representations, warranties and agreements herein contained and upon the terms and conditions set forth herein, each of the Company (in the case of any Standby Optional Securities issued and sold by the Company to the Underwriters pursuant to Section 10(b) hereof) or the Forward Seller (in the case of any Borrowed Optional Securities) hereby grants an option to the Underwriters to purchase, severally and not jointly, all or any portion of the Optional Securities, less (in the case of Standby Optional Securities) an amount per Security equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. The option granted hereunder will expire thirty (30) days after the date of this Agreement and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Securities upon notice by the Representative to the Forward Seller and the Company setting forth the number of Optional Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Optional Securities. Such Optional Securities shall be purchased from the Forward Seller (or from the Company to the extent of any Standby Optional Securities) for the account of each Underwriter in the same proportion as the aggregate number of Firm Securities set forth opposite such Underwriter’s name in Schedule I-A hereto bears to the total number of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Forward Seller.
     (f) Each time for the delivery of and payment for the Optional Securities is herein referred to as an “Optional Closing Date,” which may be (but may be no earlier than) the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), and shall be determined by the Representative, but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver any Standby Optional Securities issued and sold by the Company to the Underwriters pursuant to Section 10(b) hereof and the Forward Seller will deliver, subject to paragraph (c) of this Section, the Borrowed Optional Securities to the Representative for the accounts of such

Underwriters, through the facilities of DTC against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank designated by the Company (in the case of any Standby Optional Securities issued and sold by the Company to the Underwriters pursuant to Section 10(b) hereof) or the Forward Seller (in the case of any Borrowed Optional Securities) at the office of Davis Polk & Wardwell.
     4. OFFERING BY THE UNDERWRITERS.
     It is understood that the several Underwriters are to make a public offering of the Firm Securities as soon as the Representative deems it advisable to do so. The Firm Securities are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Optional Securities are purchased pursuant to Section 3(c) and Section 3(e) or Section 10(b) hereof, the Underwriters will offer them to the public on the foregoing terms.
     It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Securities in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.
     5. COVENANTS OF THE COMPANY.
     The Company covenants and agrees with each of the Underwriters that:
     (a) The Company will (i) use its best efforts to cause the Registration Statement to remain effective and to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative, and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus or document incorporated by reference therein of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Offered Securities by the Underwriters.
     (b) The Company will advise the Representative promptly of any proposal to amend or supplement the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus and will afford the Representative a reasonable opportunity to comment on any such proposed amendment or supplement; provided, however, that no Pre-Pricing Prospectus, Prospectus or Permitted Free Writing Prospectus or amendment or supplement thereto, including documents deemed to be incorporated by reference therein, shall have been filed to which the Representative reasonably and timely objects in writing. The Company will also advise the Representative promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.
     (c) The Company will cooperate with the Representative in endeavoring to qualify the Offered Securities for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Securities.
     (d) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of the Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. Upon request, the Company will deliver to the Representative at or before the First Closing Date, one signed copy of the Registration Statement and all amendments thereto including all exhibits filed therewith and all documents incorporated by reference therein, and will deliver to the Underwriters such additional copies of the Registration Statement and all amendments thereto, as the Representative may reasonably request.
     (e) If, at any time when a prospectus relating to the Offered Securities is required by law to be delivered (whether physically or through compliance with Rule 172 under the Act) in connection with sales of the Offered Securities by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.
     (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.
     (g) The Company shall not (i) issue, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, hedge or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any additional Securities or securities convertible into or exchangeable or exercisable for any Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition, hedge or filing, or (ii) grant any options whatsoever in respect of its Securities, except grants of employee stock options pursuant to the terms of a plan in effect on the date of this Agreement, in each case for a period of 60 days after the date of this Agreement, except (A) issuances of Offered Securities pursuant to this Agreement and (B) any issuance and sale of Securities to the Forward Counterparty under the Forward Agreement (whether pursuant to physical settlement, net share settlement, as a result of acceleration or otherwise), without the prior written consent of UBS Securities LLC at its sole discretion. The foregoing restrictions shall not apply to any grants of stock options or restricted stock pursuant to the terms of an equity compensation or similar plan in effect on the date hereof, the issuance by the Company of up to 50,000 Securities under the Company’s shelf registration statements in connection with acquisitions, or the issuance of an unlimited amount of Securities under the Company’s Dividend Reinvestment and Direct Stock Purchase Plan or the Company’s Employee Stock Purchase Plan.
     (h) The Company will cause each executive officer and director of the Company to furnish to you, on or prior to the First Closing

Date, a letter or letters, substantially in the form set forth in Schedule V hereto and in form and substance satisfactory to the Underwriters (“Lock-up Agreements”), pursuant to which each such person shall agree not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or hedge any Securities or securities convertible into or exchangeable or exercisable for any Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition, or hedge or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of UBS Securities LLC at its sole discretion, provided, however that such restriction shall not apply to (A) sales by such persons of up to 55,000 Securities in the aggregate that occur more than 30 days after the date hereof, which sales are approved in writing by the Company, (B) sales to the Company in connection with cash-less exercise of options, (C) sales under existing trading plans in accordance with the guidelines specified in Rule 10b5-1 of the Exchange Act or (D) entering into a stock trading plan in accordance with the guidelines specified in such Rule 10b5-1, provided any sales of Securities under such plan are subject to the terms of such Lock-Up Agreements.
     (i) Notwithstanding paragraphs (g) and (h) above, if (i) during the last 15 calendar days plus 3 business days of the 60 or 90-day lock-up period, as applicable, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the applicable lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the applicable lock up period, then the restrictions described above will continue to apply until the expiration of the 15 calendar days plus 3 business days beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     (j) The Company shall apply the net proceeds, if any, from the sale of Securities hereunder (in the case of the Company Securities) and under the Forward Agreement, as the case may be, as set forth in the Prospectus.
     (k) The Company shall not invest, or otherwise use any proceeds received by the Company from the sale of Securities hereunder (in the case of the Company Securities) and under the Forward Agreement, as the case may be, in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

     (l) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Securities.
     (m) The Company will not take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.
     (n) The Company will use its best efforts to list, subject to notice of issuance, the Offered Securities on the New York Stock Exchange, to the extent not already so listed.
     (o) The Company will comply with Rule 433(g) under the Act, if applicable.
     (p) The Company will pay the fees applicable to the Registration Statement in connection with the offering of the Offered Securities within the time required by Rule 456(b)(1)(i) under the Act and in compliance with Rule 457(r) under the Act.
     (q) The Company will not, at any time at or after the execution of this Agreement, offer or sell any Offered Securities by means of any “prospectus” (within the meaning of Act), or use any “prospectus” (within the meaning of Act) in connection with the offer or sale of the Offered Securities, in each case other than the Permitted Free Writing Prospectus, if any, the Pre-Pricing Prospectus and the Prospectus.
     6. COSTS AND EXPENSES.
     The parties agree that the Underwriters shall not be responsible for the following expenses: (a) accounting fees of the Company; (b) the fees and disbursements of counsel for the Company; (c) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement and the Prospectus, and any supplements or amendments thereto; (d) the filing fees of the Commission; (e) the filing fees and expenses (including reasonable legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Offered Securities; (f) the Listing Fee of the New York Stock Exchange; and (g) the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Offered Securities under State securities or Blue Sky laws. Any transfer taxes imposed on the sale of the Offered Securities to the respective Underwriters will be paid by the Company. The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws described above) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 13 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Offered Securities or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Offered Securities.
     7. CONDITIONS OF OBLIGATIONS OF THE FORWARD SELLER, THE FORWARD COUNTERPARTY AND THE UNDERWRITERS.
     The several obligations of the Forward Seller and of each of the Underwriters to purchase the Firm Securities on the First Closing Date and the Optional Securities, if any, on each Optional Closing Date, are subject to the accuracy, as of the First Closing Date or each Optional Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:
     (a) Any and all filings required by Rule 424 under the Act shall have been made within the applicable time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the applicable Closing Date which would prevent the issuance of the Securities.
     (b) The Forward Seller, the Forward Counterparty and the Representative shall have received on the First Closing Date or each Optional Closing Date, as the case may be, the opinions of Morgan, Lewis & Bockius LLP (“Morgan Lewis”), counsel for the Company, dated the First Closing Date or such Optional Closing Date, as the case may be, addressed to the the Forward Seller, the Forward Counterparty and the Representative (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:
     (i) The Company has been duly incorporated and is presently subsisting as a corporation under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own or lease its properties and conduct its business as described in the Pre-Pricing Prospectus and the Prospectus; Aqua Pennsylvania, Inc. (“API”) has been duly incorporated and is presently subsisting as a corporation under the laws of the Commonwealth of Pennsylvania with corporate power and authority to own or lease its properties and conduct its business as described in the Pre-Pricing Prospectus and the Prospectus; and the outstanding shares of capital stock of API have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company; and, to such counsel’s knowledge, the outstanding shares of capital stock of API are owned free and clear of all liens, encumbrances and equities and claims.
     (ii) All of the Securities conform in all material respects as to legal matters to the description thereof contained in the Pre-Pricing Prospectus and the Prospectus; the certificates for the Securities, assuming they are in the form filed with the Commission, conform to the requirements of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”).
     (iii) Any Company Securities to be issued and sold by the Company on such First Closing Date or Optional Closing Date, as the case may be, and any Securities to be purchased from the Company by the Forward Counterparty pursuant to the Forward Agreement (whether pursuant to physical settlement, net share settlement, as a result of acceleration or otherwise), have been duly authorized, and when issued and delivered to the Underwriters or the Forward Counterparty, as the case may be, against payment therefor in accordance with the terms of this Agreement or the Forward Agreement, as the case may be, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; and the shareholders of the Company have no preemptive rights with respect to the Offered Securities or any Securities issued and delivered to the Forward Counterparty pursuant to the Forward Agreement, as the case may be, or the issue or sale thereof, arising under the Company’s Charter, By-laws or the PBCL; and to such counsel’s knowledge, the Company Securities and any Securities issued and delivered to the Forward Counterparty pursuant to the Forward Agreement, as the case may be, will not have been issued in violation of or subject to any other preemptive right, co-sale right, registration right, right of first refusal or other similar right.
     (iv) To the knowledge of such counsel, no stop order proceedings with respect to the Registration Statement have been instituted or are pending or threatened under the Act.
     (v) The Registration Statement, as of the date it first became effective, the Pre-Pricing Prospectus, the Prospectus and each amendment or supplement thereto and document incorporated by reference therein, as of each of their respective dates, comply as to form in all material respects with the requirements of the Act or the Exchange Act as applicable and the applicable rules and regulations thereunder (it being understood that such counsel need not express any belief as to the financial statements, schedules and other financial and accounting data or statistical data derived therefrom included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus).
     (vi) To such counsel’s knowledge, the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the date of the filing of the Registration Statement.
     (vii) The statements in the Pre-Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.
     (viii) Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement, the Pre-Pricing Prospectus, if applicable, or the Prospectus which are not so filed, incorporated by reference or described as required, and to counsel’s knowledge, such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

     (ix) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Prospectus.
     (x) The execution and delivery of this Agreement and the Forward Agreement and the consummation of the transactions herein and therein contemplated, including the issuance and sale of any Company Securities by the Company, including pursuant to Section 10(a) and Section 10(b), do not and will not violate or result in a breach of any of the terms or provisions of, or constitute a default under, (A) the Charter or By-Laws of the Company, (B) any material indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound and which has been filed by the Company as an exhibit to a filing under the Exchange Act, and which is known to such counsel or (C) laws of Pennsylvania or any U.S. federal law that in such counsel’s experience, are generally applicable to transactions in the nature of those contemplated by this Agreement, except that such counsel need express no opinion regarding any federal securities laws, or any state securities or “blue sky” laws or Section 9 of this Agreement.
     (xi) This Agreement has been duly authorized, executed and delivered by the Company.
     (xii) The Forward Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Forward Counterparty, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification or contribution thereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally or by general equitable principles.
     (xiii) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement or the Forward Agreement or the consummation of the transactions herein and therein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

     (xiv) The Company is not and after giving effect to the transactions contemplated by this Agreement and the Forward Agreement and the application of the net proceeds, if any, from the sale of Securities hereunder (in the case of the Company Securities) and under the Forward Agreement, as the case may be, as described in the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of such terms under the 1940 Act and the rules and regulations of the Commission thereunder.
     In rendering such opinion Morgan Lewis may rely as to matters governed by the laws of states other than Pennsylvania or Federal laws on local counsel in such jurisdictions, provided that in each case Morgan Lewis shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the foregoing opinions, such counsel shall advise you supplementally that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters and their counsel, at which conferences the contents of the Registration Statement, the Pre- Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses listed on Schedule II hereto were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pre- Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus listed on Schedule II hereto, on the basis of the information gained in the course of performing the services referred to above, but without independent check and verification, and relying as to materiality on representations and statements of officers and other representatives of the Company, such counsel will confirm to you that no fact has come to the attention of such counsel that has led them to believe that (i) the Registration Statement, as of the Effective Time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of the date of the Prospectus Supplement and at the First Closing Date, and each Optional Closing Date, as the case may be, contained (or contains) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Disclosure Package (excluding for this purpose any Permitted Free Writing Prospectus that is an electronic road show), as of 5:00 P.M. New York City time on August 10, 2006, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any belief with respect to the financial statements, schedules and other financial and accounting data or statistical data derived therefrom included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus).
     (c) The Forward Seller, the Forward Counterparty and the Representative shall have received on the First Closing Date or each Optional Closing Date, as the case may be, the opinions of Roy H. Stahl, Esq., Executive Vice President — General Counsel for the Company, dated the First Closing Date or the Optional Closing Date, as the case may be, addressed to the Forward Seller, the Forward Counterparty and the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:
     (i) The Company has been duly incorporated and is presently subsisting as a corporation under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own or lease its properties and conduct its business as described in the Pre-Pricing Prospectus and the Prospectus; API has been duly incorporated and is presently subsisting as a corporation under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own or lease its properties and conduct its business as described in the Pre-Pricing Prospectus and the Prospectus; the Company and API are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except for such jurisdictions where the failure to so qualify would not have a Materially Adverse Effect; and the outstanding shares of capital stock of API have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company; and, to such counsel’s knowledge, the outstanding shares of capital stock of API are owned free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in API are outstanding.
     (ii) Except as described in or contemplated by the Pre-Pricing Prospectus and the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Pre-Pricing Prospectus and the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Securities or the right to have any common shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any Securities or other securities of the Company.
     (iii) Each of the Company and the Subsidiaries owns, possesses, has obtained or meets the requirements for all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof except where the lack thereof would not have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any actual written notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization that would materially interfere with its ownership or lease, as the case may be, or the operation of its properties or the carrying on of its business as conducted on the date hereof, except as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus or as would not have a Material Adverse Effect; and to his knowledge, each of the Company and the Subsidiaries is in material compliance with all laws and regulations relating to the conduct of its business as conducted as of the date of the Prospectus except where such noncompliance would not have a Material Adverse Effect.
     (d) The Forward Seller, the Forward Counterparty and the Representative shall have received from Davis Polk & Wardwell (“Davis Polk”), counsel for the Underwriters, an opinion dated the First Closing Date or such Optional Closing Date, as the case may be, substantially to the effect specified in paragraph (b)(xi) of this Section. In rendering such opinion Davis Polk may rely as to all matters governed other than by the laws of the State of New York or Federal laws on the opinion of counsel referred to in paragraph (b) of this Section. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the date hereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein), (ii) the Prospectus, or any supplement thereto, on the date hereof and as of the First Closing Date or the Optional Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein) (iii) the Registration Statement, the Pre-Pricing Prospectus, if applicable, and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, and (iv) the Disclosure Package (excluding for this purpose any Permitted Free Writing Prospectus that is an electronic road show), as of 5:00 P.M. New York City time on August 10, 2006, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. With respect to such statement, Davis Polk may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.
     (e) The Forward Seller, the Forward Counterparty and the Representative shall have received, on the date hereof, on the First Closing Date and, if applicable, the Optional Closing Date, a letter dated the date hereof, the First Closing Date or the Optional Closing Date, as the case may be, in form and substance satisfactory to you, of PricewaterhouseCoopers LLP confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Act, the Rules and Regulations and the applicable rules and regulations of the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the Prospectus and the Pre-Pricing Prospectus, comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus; it being understood that the foregoing condition is a condition precedent to the obligations of the Forward Seller, the Forward Counterparty and the Underwriters hereunder and, as between the Forward Seller, the Forward Counterparty and the Underwriters, on the one hand, and PricewaterhouseCoopers LLP, on the other, does not obligate PricewaterhouseCoopers LLP to deliver any letter to the Forward Seller, the Forward Counterparty and the Representative.
     (f) The Forward Seller, the Forward Counterparty and the Representative shall have received on the First Closing Date and, if applicable, the Optional Closing Date, as the case may be, a certificate or certificates of Nicholas DeBenedictis, President and Chairman of the Company, and David Smeltzer, Chief Financial Officer of the Company, solely in their respective capacities as such, to the effect that, as of the First Closing Date or the Optional Closing Date, as the case may be, each of them severally represents as follows:
     (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and, to his knowledge after due inquiry, no proceedings for such purpose have been taken or are, to his knowledge, contemplated or threatened by the Commission;
     (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the First Closing Date or the Optional Closing Date, as the case may be;
     (iii) All filings required to have been made pursuant to Rule 424 under the Act have been made by the First Closing Date or the Optional Closing Date as and when required by such rules;
     (iv) He has carefully examined the Registration Statement and the Prospectus and, in his opinion, as of the Effective Time of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and since the Effective Time of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and
     (v) Since the respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, there has not been any change or any development that has had or will have a Material Adverse Effect.
     (g) The Company shall have furnished to the Forward Seller, the Forward Counterparty and the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.
     (h) The Offered Securities have been duly listed, subject to notice of issuance, on the New York Stock Exchange.
     (i) The Lockup Agreements described in Section 5(h) shall be in full force and effect.
     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Davis Polk, counsel for the Underwriters.
     If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Forward Seller, the Forward Counterparty or the Representative by notifying the Company of such termination in writing or by telegram at or prior to the First Closing Date or the Optional Closing Date, as the case may be.
     In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 6 and 9 hereof).
     8. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.
     The obligations of the Company pursuant to this Agreement are subject to the conditions that at the First Closing Date or the Optional Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.
     9. INDEMNIFICATION.
     (a) The Company agrees:

     (i) to indemnify and hold harmless the Forward Seller, the Forward Counterparty, each Underwriter and each person, if any, who controls the Forward Seller, the Forward Counterparty and any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Forward Seller, Forward Counterparty, Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Base Prospectus, the Pre-Pricing Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any “issuer free writing prospectus” as defined in Rule 433 under the Act, in the Disclosure Package, or in any “issuer information” as defined in Rule 433 under the Act of the Company included, with the Company’s prior written consent (which consent shall not be unreasonably withheld), in a free writing prospectus of an offering participant other than the Company or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in any such document or documents, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof; and
     (ii) to reimburse the Forward Seller, the Forward Counterparty, each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by the Forward Seller, the Forward Counterparty, such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not such Forward Seller, Forward Counterparty, Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Forward Seller, Forward Counterparty or Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the party or parties against whom such determination is made will promptly return all sums that had been advanced pursuant hereto.
     (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Forward Seller, the Forward Counterparty, the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls such Forward Seller, Forward Counterparty or the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which such party or any such director, officer, or controlling person of such party may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Forward Seller, the Forward Counterparty or the Company or any such director, officer, or controlling person of such party in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 9, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 9(a) or 9(b) shall be available to any party who shall fail to give notice as provided in this Section 9(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 9(a) or 9(b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 9(a) and by the Company in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include an admission of fault or culpability or a fraudulent act by or on behalf of such indemnified party.

     (d) To the extent the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the aggregate offering price of Offered Securities bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company, the Forward Seller, the Forward Counterparty and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such

Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (e) In any proceeding relating to the Registration Statement, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 9 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.
     (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Offered Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.
     10. ADDITIONAL ISSUANCE AND SALE BY THE COMPANY.
     (a) In the event that (i) all of the conditions to effectiveness set forth in Section 3 of the Forward Agreement are not satisfied on or prior to the First Closing Date, and the Forward Seller elects, pursuant to Section 3(b) not to deliver the Borrowed Firm Securities, or (ii) in the commercially reasonable judgment of the Forward Seller, it is unable to borrow and deliver for sale under this Agreement all of the Borrowed Firm Securities set forth in Schedule I-B opposite its name or if, in the Forward Seller’s commercially reasonable judgment, borrowing such Borrowed Firm Securities would entail a stock loan cost in excess of 100 basis points per annum, the Company shall issue and sell in whole but not in part a number of Securities equal to the number of Securities that the Forward Seller does not so borrow and deliver. Upon the occurrence of any event described in the immediately preceding sentence, the Representative shall have the right to postpone the First Closing Date for a period not exceeding one (1) business day in order to effect any required changes in any documents or arrangements.
     (b) In the event that (i) all of the Options Conditions are not satisfied on or prior to any Option Closing Date, and the Forward Seller elects, pursuant to Section 3(c) not to deliver the Borrowed Optional Securities, or (ii) in the commercially reasonable judgment of the Forward Seller, it is unable to borrow and deliver for sale under this Agreement all of the Borrowed Optional Securities or if, in the Forward Seller’s commercially reasonable judgment, borrowing such Borrowed Optional Securities would entail a stock loan cost in excess of 100 basis points per annum, the Company shall issue and sell in whole but not in part a number of Securities equal to the number of Securities that the Forward Seller does not so borrow and deliver. Upon the occurrence of any event described in the immediately preceding sentence, the Representative shall have the right to postpone the relevant Option Closing Date for a period not exceeding one (1) business day in order to effect any required changes in any documents or arrangements.
     (c) The Forward Seller shall have no liability whatsoever for any Securities that it does not deliver to the Underwriters or any other party if the Forward Seller (i) elects, pursuant to Section 3(b) or 3(c) not to deliver Securities because all of the conditions to effectiveness set forth in Section 3 of the Forward Agreement or the Option Conditions, as applicable, have not been satisfied or (ii) is unable to borrow and deliver for sale under this Agreement all of the Securities it is required to deliver hereunder or if, in the Forward Seller’s commercially reasonable judgment, it would entail a stock loan cost in excess of a rate equal to 100 basis points per annum.
     11. DEFAULT BY UNDERWRITERS.
     If on the First Closing Date or such Optional Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Securities which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company or the Forward Seller, as applicable, such amounts as may be agreed upon and upon the terms set forth herein, the Securities which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Securities agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Securities with respect to which such default shall occur does not exceed 10% of the Securities to be purchased on the First Closing Date or the Optional Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Securities which they are obligated to purchase hereunder, to purchase the Securities which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Securities with respect to which such default shall occur exceeds 10% of the Securities to be purchased on the First Closing Date or the Optional Closing Date, as the case may be, the Company or you as Representative will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of any non-defaulting Underwriter or of the Company except to the extent provided in Sections 6 and 9 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 11, the First Closing Date or Optional Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as the Company or you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     12. NOTICES.
     All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:
     To the Underwriters:
UBS Securities LLC
299 Park Avenue
New York, NY 10171-0026
Attention: Equity Capital Markets
Fax: (212) 713-1205
     To the Company:
Aqua America, Inc.
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

Attention: Roy H. Stahl, Esq.
Executive Vice President and General Counsel
Fax: (610) 645-1061
     with a copy to:
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Attention: Stephen A. Jannetta, Esq.
Fax: (215) 963-5001
     13. TERMINATION.
     This Agreement may be terminated by the Representative, by written notice to the Company:
     (a) at any time prior to the First Closing Date or any Optional Closing Date (if different from the First Closing Date and then only as to Optional Securities) if any of the following has occurred: (i) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change, or any development that has a reasonable possibility of resulting in a prospective change, in the earnings, business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, the effect of which change or development is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the judgment of the Representative, make it impracticable or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities on the terms set forth in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Representative would create a Material Adverse Effect, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch or review list that does not indicate an affirmation or improvement of rating, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act), (vii) the suspension of trading of the Company’s common stock by the New York Stock Exchange, the Commission, or any other governmental authority or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the opinion of the Representative has a material adverse effect on the securities markets in the United States; or
     (b) as provided in Sections 7 and 11 of this Agreement.
     Any such termination shall be without liability of any party to any other party except that the provisions of Sections 6 and 9 hereof shall at all times be effective.
     14. SUCCESSORS.
     This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign merely because of such purchase.
     15. INFORMATION PROVIDED BY UNDERWRITERS.
     The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus Supplement consists of following information set forth under the caption “Underwriting” in the Prospectus Supplement: (i) the amount of the selling concession and discount referred to under the heading “Discounts and Commissions” and (ii) the first paragraph and following four subparagraphs under the heading “Price Stabilization and Short Positions.”
     16. MISCELLANEOUS.
     The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Securities under this Agreement.
     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     17. SUBMISSION TO JURISDICTION.
     Except as set forth below, no claim arising out of or in any way relating to this Agreement may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
     18. NO FIDUCIARY RELATIONSHIP.
     The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours, AQUA AMERICA, INC.
By:	/s/ David P. Smeltzer
	Name:	David P. Smeltzer
	Title:	Sr. VP – CFO

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written. UBS SECURITIES LLC
By:	/s/ Walter S. Hulse III
Managing Director & Head
of Global Utilities

By:	/s/ Jorge Navarrete
	Name:	Jorge Navarrete
	Title:	Executive Director

On behalf of the Underwriters listed in Schedule I hereto
UBS SECURITIES LLC
By:	/s/ Walter S. Hulse III
Managing Director & Head
of Global Utilities

By:	/s/ Jorge Navarrete
	Name:	Jorge Navarrete
	Title:	Executive Director
Acting as the Forward Seller

SCHEDULE I-A

			Number of
	Number of	Number of	Borrowed
	Primary Firm	Borrowed Firm	Optional
	Securities to Be	Securities to Be	Securities to Be
Underwriter	Purchased	Purchased	Purchased

UBS Securities LLC	325,000	1,950,000	341,250

A.G. Edwards & Sons, Inc.	87,500	525,000	91,875

Janney Montgomery Scott LLC	87,500	525,000	91,875

Total:	500,000	3,000,000	525,000

SCHEDULE I-B

		Number of Borrowed
	Number of Borrowed Firm	Optional Securities to Be
Name	Securities to Be Sold	Sold
UBS Securities LLC	3,000,000	525,000

SCHEDULE II
PERMITTED FREE WRITING PROSPECTUSES
1.	Electronic road show dated August 2006

SCHEDULE III
SIGNIFICANT SUBSIDIARIES
Aqua Pennsylvania, Inc.
Aqua Utilities, Inc.

SCHEDULE IV
Firm Securities

Public Offering	Price Per Security
Price Per Security	Paid by Underwriters	Discount Per Security
$22.650	$21.857	$0.793
Optional Securities

Public Offering	Price Per Security
Price Per Security	Paid by Underwriters	Discount Per Security
$22.650	$21.857	$0.793

SCHEDULE V
FORM OF LOCK-UP AGREEMENT
     The undersigned, being one of the executive officers or directors (together, the “Restricted Group”) of Aqua America, Inc. (the “Company”), understands that UBS Securities LLC, on behalf of the Underwriters listed on Schedule I to the Underwriting Agreement (as defined below) (the “Underwriters”) and UBS Securities LLC, acting as the Forward Seller, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering by the Underwriters of common stock (the “Common Stock”), of the Company (the “Public Offering”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or hedge any additional shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition, or hedge or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) (each of the foregoing referred to as a “Disposition”), directly or indirectly, except with the prior written consent of UBS Securities LLC at its sole discretion, for a period from the date hereof until and including the date that is 90 days after the date of the final prospectus relating to the Public Offering (the “Lock-Up Period”), provided however, that such restriction shall not apply to (i) sales by members of the Restricted Group of up to a group aggregate amount of 55,000 shares of Common Stock that occur more than 30 days after the date of the Underwriting Agreement, which sales are approved in writing by the Company, (ii) sales by the undersigned of Common Stock to the Company in connection with cash-less exercise of options, (iii) sales under existing trading plans in accordance with the guidelines specified in Rule 10b5-1 under the Securities Exchange Act of 1934 or (iv) entering into a stock trading plan in accordance with the guidelines specified in such Rule 10b5-1, provided any sales of Common Stock under such plan are subject to the terms of this Lock-Up Agreement. The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

     Notwithstanding the above, if (i) during the last 15 calendar days plus 3 business days of the 90-day lock-up period the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day lock up period, then the restrictions described above will continue to apply until the expiration of the 15 calendar days plus 3 business days beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Public Offering, and (b) any or all of the shares of Common Stock or other Company securities if the transfer is by (i) gift, will or intestacy, or (ii) distribution to partners, members or shareholders of the undersigned; provided, however, that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement with the Underwriters stating that the transferee is receiving and holding the securities subject to the provisions of this letter agreement.
     The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

EXHIBIT A
FORWARD AGREEMENT

The Confirmation of Forward Stock Sale Transaction, dated August 10, 2006, between UBS AG, London Branch and Aqua America, Inc. ("the Company") is filed as Exhibit 10.1 to the Company's Form 8-K filed on August 11, 2006 and incorporated herein by reference.